UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2005

Intrado Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado

80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Intrado Inc. recently entered two Voice over Internet Protocol (“VoIP”) E9-1-1 services agreements, one with Vonage Network Inc. and another with AT&T Corp.  Under the agreements, each of which have three-year terms and expands on existing contractual commitments, we will deploy a nationwide VoIP E9-1-1 solution (Intrado® V9-1-1SM Mobility Service) utilizing Intrado’s voice and data network that interfaces VoIP networks with the circuit-switched 9-1-1 infrastructure and natively delivers calls to the dedicated wireline E9-1-1 network.  We believe that our solution is the first of its kind.  Intrado® V9-1-1SM Mobility Service utilizes master street address guide (“MSAG”) validation currently used to deliver traditional wireline E9-1-1 and will position Vonage and AT&T to meet recent FCC guidelines requiring VoIP providers to include enhanced 9-1-1 services with their telephony offerings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: July 20, 2005	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr. Chief Financial Officer